Exhibit 99.1


    Oct. 16, 2003--Brookline Bancorp, Inc. (the "Company") (NASDAQ:BRKL) announced today that it earned $4,502,000, or $0.08 per share (on a basic and diluted basis), for the quarter ended September 30, 2003 compared to $5,461,000, or $0.09 per share (on a basic and diluted basis) for the quarter ended September 30, 2002. The decline in earnings resulted primarily from a higher rate of income taxes (42.1% versus 36.5%) caused by the elimination of the favorable tax treatment of the Company's real estate investment ("REIT") subsidiary, a $361,000 dividend equivalent rights payment triggered by the special dividend paid to stockholders in August 2003 and a $194,000 reduction in after-tax gains from the sale of securities. If the rate of income taxes had remained the same, net income for the 2003 quarter would have been greater by $420,000.
    Net income for the nine months ended September 30, 2003 was $11,041,000, or $0.19 per share (on a basic and diluted basis), compared to $16,071,000, or $0.28 per share (on a basic and diluted basis), for the nine months ended September 30, 2002. The decline in earnings was due primarily to the following factors: (a) a $2,788,000 after-tax charge resulting from settlement of a tax dispute, (b)
$1,262,000 more in income taxes due to an increase in the rate of income taxes from 36.3% to 41.2%, (c) a $660,000 reduction in after-tax gains from the sale of securities and (d) a decline in net interest margin from 3.62% in the 2002 period to 3.34% in the 2003 period.
    On March 5, 2003, a new law was enacted denying favorable tax treatment for dividend distributions from REITs in determining
Massachusetts taxable income not only for the year 2003 and thereafter, but also retroactively for tax years 1999 through 2002.
The Company disputed the retroactive tax assessments. In June 2003, the Company reached an agreement with the Commissioner of Revenue of the Commonwealth of Massachusetts to settle all disputes relating to the tax treatment of the Company's REIT subsidiary. The Company paid
$4,341,000 as full settlement of the dispute, resulting in the after-tax charge to earnings of $2,788,000 mentioned in the preceding paragraph.
    The Company entered the indirect automobile lending business in the first quarter of 2003. Total indirect automobile loans outstanding increased from $84 million at June 30, 2003 to $155 million at September 30, 2003. The average credit score of all loans outstanding at September 30, 2003 was over 730 and the total of loans with credit scores below 660 was less than 10%. The total of loans delinquent over 30 days at September 30, 2003 was $211,000, or 0.14% of the portfolio.
    Total assets were $1.46 billion at September 30, 2003 compared to $1.41 billion at June 30, 2003 and $1.42 billion at December 31, 2002.
While the growth in assets since the beginning of the year has been modest (2.5%), asset composition has changed more significantly. Loans as a percent of total assets increased from 55% at December 31, 2002 to 68% at September 30, 2003. Of the $209 million net increase in loans outstanding, $155 million related to the indirect automobile portfolio. Loan originations were funded primarily from maturing short-term investments, prepayment of loans underlying collateralized mortgage obligations purchased as investments, deposit growth (2.8%) and $45 million of borrowings from the Federal Home Loan Bank of Boston, $30 million of which mature in two years and $15 million of which mature in five years. The borrowings were initiated in anticipation of a rising rate environment commencing in 2004. While the cost of the borrowings is slightly penalizing net interest income in 2003, it is believed that operating results thereafter will benefit from this funding decision.
    In the 2003 second and third quarters, the Company reduced pre-tax earnings by $1,680,000 and $126,000, respectively, as a result of accelerated amortization of premiums paid in purchasing collateralized mortgage obligations and pass-through mortgage-backed securities
(collectively "mortgage securities"). Unprecedented prepayment of loans underlying the mortgage securities shortened the estimated life of the securities significantly, thus necessitating the accelerated expensing of part of the premiums paid to purchase the securities.
Total premium amortization was $1,198,000 in the 2003 third quarter compared to $3,093,000 in the 2003 second quarter. Due to prepayments, the Company's investment in mortgage securities declined from $315 million at March 31, 2003 to $263 million at June 30, 2003 and $158 million at September 30, 2003. Continuation of high levels of prepayments could require further accelerated expensing of unamortized premiums in the future. The total of unamortized premiums at September
30, 2003 was $3,219,000, $608,000 of which is scheduled to be amortized in the 2003 fourth quarter.
    Despite an increase in average interest-earning assets of $170 million, or 13.7%, in the 2003 nine month period compared to the 2002 nine month period, total interest income declined by $4,429,000, or 8.3%, between the two periods. While part of the decline was attributable to the premium amortization referred to in the preceding paragraph, the primary reason for the decline has been the continuation of an interest rate environment that is the lowest experienced in over forty years. Continuation of that environment or further declines in interest rates will have a negative impact on the Company's net interest income and net interest margin. Since a high percent of the Company's assets (over 40%) are funded by stockholders' equity, declining rates cause a greater reduction in interest income from lower asset yields than the reduction in interest expense from lower rates paid on deposits and borrowed funds. Conversely, rising interest rates would have a positive effect on the Company's net interest income and net interest margin. While net interest margin was lower in the 2003 nine month period (3.34%) than in the 2002 nine month period (3.62%), it improved to 3.42% in the 2003 three month period due primarily to growth of the loan portfolio.
    Provision for loan losses in the 2003 periods were higher than in the 2002 periods due primarily to growth in the indirect automobile loan and the non-residential mortgage loan portfolios. Non-performing assets remained diminimus ($111,000) at September 30, 2003. Excluding securities gains and a loss from prepayment of FHLB advances in 2002, net interest income was higher in the 2003 periods due primarily to increased fees from mortgage loan prepayments, changes in the pricing of deposit services, favorable valuation adjustments related to the Company's swap agreement and improved earnings from the Company's equity investment in a specialty finance company.
    Non-interest expenses were higher in the 2003 periods than in the 2002 periods because of the commencement of the indirect automobile lending activities in 2003, the opening of a new branch in the third quarter of 2003, added personnel, higher costs for benefits, occupancy, professional fees associated with resolution of the REIT matter, corporate governance and stockholder related matters, and payment of dividend equivalent rights ($361,000) to holders of unexercised options as a result of the $0.20 per share special dividend paid to stockholders in August 2003.
    On August 27, 2003, the stockholders of the Company approved the 2003 Recognition and Retention Plan (the "Recognition Plan"). Pursuant to that plan, up to 1,250,000 shares of the Company's common stock may be awarded to the Company's employees and directors. On October 16, 2003, the Compensation Committee of the Board of Directors awarded to directors and certain employees of the Company 1,158,000 shares under the Recognition Plan. The shares awarded vest over periods extending from January, 2004 through October, 2012. The total expense of the shares awarded, approximately $17.3 million, will be charged to earnings over the periods in which the shares vest, approximately $3.9 million of which will be charged in the fourth quarter of 2003, $2.7 million in 2004 and the remainder in varying amounts over the years
2005 through 2012.
    The Board of Directors of the Company approved a quarterly dividend of $0.085 per share of common stock to stockholders of record as of October 31, 2003 and payable November 17, 2003.

    This press release contains statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Projections about future events are subject to risks and uncertainties that could cause actual results to differ materially. Factors that might cause such differences include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations and competition.


BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands except share data)

                                September 30,December 31,September 30,
                                    2003        2002         2002
                                --------------------------------------
                                 (unaudited)              (unaudited)

             ASSETS
Cash and due from banks         $   12,547   $   13,571   $   13,055
Short-term investments             121,610      224,897      353,800
Securities available for sale      293,222      361,049      254,834
Securities held to maturity
 (market value of $1,450, $4,944
 and $4,953, respectively)           1,411        4,861        4,887
Restricted equity securities         9,423        9,423        9,423
Loans, excluding money market
 loan participations             1,013,764      803,425      809,199
Money market loan participations     3,000        4,000        7,000
Allowance for loan losses          (15,954)     (15,052)     (15,156)
                                -----------  ----------- ------------
   Net loans                     1,000,810      792,373      801,043
                                -----------  ----------- ------------
Other investment                     4,166        3,979        3,844
Accrued interest receivable          5,046        5,224        5,189
Bank premises and equipment, net     2,763        1,813        1,803
Deferred tax asset                   6,868        5,779        3,071
Other assets                           593          388          369
                                -----------  ----------- ------------
   Total assets                 $1,458,459   $1,423,357   $1,451,318
                                ===========  =========== ============

     LIABILITIES AND
      STOCKHOLDERS' EQUITY
Deposits                        $  667,771   $  649,325   $  632,531
Borrowed funds                     170,531      124,900      164,606
Mortgagors' escrow accounts          4,935        4,256        4,638
Income taxes payable                   895        4,970        4,859
Accrued expenses and other
 liabilities                        10,007        7,525        7,138
                                -----------  ----------- ------------
   Total liabilities               854,139      790,976      813,772
                                -----------  ----------- ------------

Stockholders' equity:
  Preferred stock, $0.01 par
   value; 50,000,000 shares
   authorized; none issued               -            -            -
  Common stock, $0.01 par value;
   200,000,000 shares
   authorized; 58,996,410
   shares, 58,714,948 shares and
   58,651,222 shares issued,
   respectively                        590          587          587
  Additional paid-in capital       451,512      449,254      448,734
  Retained earnings, partially
   restricted                      170,824      185,788      184,829
  Accumulated other
   comprehensive income (A)          3,424        4,155        8,949
  Treasury stock, at cost -
   1,335,299 shares, 170,299
   shares and none, respectively   (17,017)      (1,944)           -
  Unearned compensation -
   recognition and retention
   plan                               (548)        (741)        (769)
  Unallocated common stock held
   by ESOP - 818,861 shares,
   865,364 shares and 877,296
   shares, respectively             (4,465)      (4,718)      (4,784)
                                -----------  ----------- ------------
     Total stockholders' equity    604,320      632,381      637,546
                                -----------  ----------- ------------

                                -----------  ----------- ------------
     Total liabilities and
      stockholders' equity      $1,458,459   $1,423,357   $1,451,318
                                ===========  =========== ============


(A) Represents net unrealized gains on securities available for sale, net of taxes.



BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands except share data)

                        Three months ended      Nine months ended
                           September 30,           September 30,
                       ---------------------- -----------------------
                          2003       2002        2003        2002
                       ---------------------- -----------------------
                                        (unaudited)
Interest income:
  Loans, excluding
   money market loan
   participations        $ 14,403    $14,215     $ 41,572    $43,046
  Money market loan
   participations               7         43           25        128
  Debt securities           1,750      2,455        5,912      7,324
  Marketable equity
   securities                  90        109          298        378
  Restricted equity
   securities                  71         87          219        257
  Short-term
   investments                288      1,723        1,215      2,537
                       ---------------------- -----------------------
   Total interest
    income                 16,609     18,632       49,241     53,670
                       ---------------------- -----------------------

Interest expense:
  Deposits                  2,860      3,946        9,525     12,113
  Borrowed funds            1,608      2,675        4,439      7,946
                       -----------    ------- -----------------------
   Total interest
    expense                 4,468      6,621       13,964     20,059
                       -----------    ------- -----------------------
Net interest income        12,141     12,011       35,277     33,611
Provision (credit) for
 loan losses                  240        (50)         975       (150)
                       -----------    ------- -----------------------
   Net interest income
    after provision
    (credit) for loan
    losses                 11,901     12,061       34,302     33,761
                       -----------    ------- -----------------------

Non-interest income:
  Fees and charges            572        378        1,832      1,195
  Gains on securities,
   net                          -        302          508      1,537
  Loss from pre-payment
   of FHLB advances             -       (282)           -       (282)
  Swap agreement market
   valuation credit
   (charge)                    60       (146)          97       (210)
  Other income                173        121          421        439
                       ---------------------- -----------------------
   Total non-interest
    income                    805        373        2,858      2,679
                       ---------------------- -----------------------

Non-interest expense:
  Compensation and
   employee benefits        2,439      2,147        7,254      6,361
  Occupancy                   360        304        1,141        866
  Equipment and data
   processing                 879        654        2,282      2,038
  Advertising and
   marketing                  188        187          563        523
  Dividend equivalent
   rights                     361          -          361          -
  Other                       701        538        2,040      1,409
                       ---------------------- -----------------------
   Total non-interest
    expense                 4,928      3,830       13,641     11,197
                       ---------------------- -----------------------

Income before income
 taxes                      7,778      8,604       23,519     25,243
                       ---------------------- -----------------------

Income tax expense:
  Provision for income
   taxes                    3,276      3,143        8,137      9,172
  Retroactive
   assessment related
   to REIT                      -          -        4,341          -
                       ---------------------- -----------------------
   Total income tax
    expense                 3,276      3,143       12,478      9,172
                       ---------------------- -----------------------

                       ---------------------- -----------------------
Net income               $  4,502    $ 5,461     $ 11,041    $16,071
                       ====================== =======================

Earnings per common
 share:
   Basic                 $   0.08    $  0.09     $   0.19    $  0.28
   Diluted                   0.08       0.09         0.19       0.28

Weighted average common
  shares outstanding
   during the period:
   Basic               56,644,208 57,583,175   56,901,014 57,523,780
   Diluted             57,658,817 58,614,100   57,881,992 58,416,186



BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs

                             Three months ended September 30,
                   ---------------------------------------------------
                              2003                      2002
                   ---------------------------------------------------
                                       Average                 Average
                     Average Interest  yield/ Average Interest  yield/
                     balance     (1)    cost  balance   (1)     cost
                   ---------------------------------------------------
                                  (Dollars in thousands)
Assets
-------------------
Interest-earning
 assets:
  Short-term
   investments     $  115,109  $   288 0.99 % $   398,330 $1,723 1.72%
  Debt securities
   (2) (4)            302,612    1,759 2.33       209,806   2,455 4.68
  Equity securities
   (2)                 21,535      194 3.59        32,873     235 2.86
  Mortgage loans
   (3)                828,683   12,564 6.06       788,275  13,806 7.01
  Money market loan
   participations       2,653        7 1.12         9,242      44 1.89
  Other commercial
   loans (3)           26,052      372 5.71        20,819     340 6.53
  Indirect
   automobile loans
   (3)                127,067    1,419 4.43             -       -    -
  Other consumer
   loans (3)            2,561       48 7.50         3,273      69 8.43
                   --------------------       --------------------
   Total interest-
    earning assets  1,426,272   16,651 4.67 %   1,462,618 18,672 5.11%
                              --------------              ------------
Allowance for loan
 losses               (15,868)                    (15,214)
Non-interest
 earning assets        29,044                      26,602
                   -----------                ------------
   Total assets    $1,439,448                 $ 1,474,006
                   ===========                ============

Liabilities and
 Stockholders'
 Equity
-------------------
Interest-bearing
 liabilities:
  Deposits:
   NOW accounts    $   59,804       22 0.15 %$     72,980     55 0.30%
   Savings accounts
    (5)                23,591       29 0.49        14,414     33  0.91
   Money market
    savings
    accounts          306,958    1,077 1.39       244,975   1,116 1.81
   Certificate of
    deposit
    accounts          243,624    1,732 2.82       285,783   2,654 3.68
                   --------------------       --------------------
     Total deposits   633,977    2,860 1.79       618,152   3,858 2.48
  Borrowed funds      152,000    1,608 4.14       178,057   2,675 5.88
                   --------------------       --------------------
     Total deposits
      and borrowed
      funds           785,977    4,468 2.26       796,209   6,533 3.26
  Stock offering
   proceeds                 -        -    -        34,269      88 1.02
                   --------------------       --------------------
     Total interest
      bearing
      liabilities     785,977    4,468 2.26 %     830,478  6,621 3.16%
                              --------------              ------------
Non-interest-
 bearing demand
    checking
     accounts          32,130                      18,267
Other liabilities      12,315                      19,800
                   -----------                ------------
     Total
      liabilities     830,422                     868,545
Stockholders'
 equity               609,026                     605,461
                   -----------                ------------
     Total
      liabilities
      and
      stockholders'
       equity      $1,439,448                 $ 1,474,006
                   ===========                ============
Net interest income
 (tax equivalent
 basis)/interest
 rate spread (6)                12,183 2.41 %             12,051 1.95%
                                       =====                     =====
Less adjustment of
 tax exempt income                  42                         40
                              ---------                   --------
Net interest income            $12,141                    $12,011
                              =========                   ========
Net interest margin
 (7)                                   3.42 %                    3.30%
                                       =====                     =====

(1) Tax exempt income on equity securities is included on a tax equivalent basis.
(2) Average balances include unrealized gains on securities available for sale. Equity securities include marketable equity securities (preferred and common stocks) and restricted equity securities.
(3) Loans on non-accrual status are included in average balances.
(4) Included in interest income in the 2003 period is $126 of accelerated premium amortization on the CMO portfolio.
    Excluding the accelerated amortization, the average yield for the 2003 period would have been 2.49% for debt securities and 4.70% for total interest-earning assets.
(5) Savings accounts include mortgagors' escrow accounts.
(6) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(7) Net interest margin represents net interest income (tax equivalent basis) divided by average interest-earning assets.



BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Selected Financial Ratios and Other Data

                               Three months ended  Nine months ended
                                 September 30,       September 30,
                              ----------------------------------------
                                 2003      2002      2003      2002
                              ----------------------------------------
Performance Ratios (annualized):
Return on average assets           1.25 %   1.48 %   1.03 %   1.70   %
Return on average
 stockholders=equity               2.96 %   3.61 %   2.38 %   5.40   %
Return on average
 stockholders=equity, excluding
 effect of unrealized gains on
 securities available for sale,
  net of taxes                     2.97 %   3.67 %   2.40 %   5.52   %
Interest rate spread               2.41 %   1.95 %   2.21 %   2.52   %
Net interest margin                3.42 %   3.30 %   3.34 %   3.62   %
Efficiency ratio (A)              38.07 %  30.98 %  36.25 %  31.96   %

Dividend paid per share during
 period                          $0.285   $0.085   $0.455   $0.231 (B)

(A) Represents the ratio of non-interest expenses divided by the sum of net interest income and non-interest income (exclusive of securities gains).
(B) Adjusted to reflect exchange of shares resulting from reorganization on July 9, 2002.

                                   At            At            At
                             September 30,  December 31, September 30,
                                  2003          2002          2002
                           -------------------------------------------
                          (dollars in thousands except per share data)

Capital Ratio:
Stockholders' equity to
 total assets                      41.44 %       44.43 %       43.93 %

Asset Quality:
Non-performing loans         $        39   $         5   $         1
Non-performing assets                111             5             1
Allowance for loan losses         15,954        15,052        15,156
Allowance for loan losses as
 a percent of total loans,
 excluding money market loan
 participations                     1.57 %        1.87 %        1.87 %
   Non-performing assets as
    a percent of total
    assets                          0.01 %           -             -

Per Share Data:
Book value per share         $     10.48   $     10.80   $     10.87
Market value per share       $     14.77   $     11.90   $     11.75



    CONTACT: Brookline Bancorp, Inc.
             Paul Bechet, 617-278-6405